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                                                             Exhibit 8(f)(ii)




                                 Amendment No. 1
                                       To
                          Fund Participation Agreement
                                     Between
                     Western-Southern Life Assurance Company
                                       And
                           Select Advisors Portfolios
                                       And
                    Select Advisors Variable Insurance Trust

This Amendment No. 1 to the Fund Participation Agreement is dated as of May 1, 1998 and amends Exhibit A to the Fund Participation Agreement (the "Agreement") dated November 10, 1994 made by and among Western-Southern Life Assurance Company (Western-Southern"), on its own behalf and on behalf of Western-Southern Life Assurance Separate Account No.1 and Western-Southern Life Assurance Company Separate Account No. 2 (each called a "Separate Account") and the various sub-accounts of each thereof as set forth in Exhibit A attached hereto and as may be amended from time to time (each a "Sub-Account"), the Select Advisors Portfolios, a New York Trust (the "SA Trust"), but only as to those Portfolios thereof shown on Exhibit B-1 hereof, the Select Advisors Variable Insurance Trust, a Massachusetts business trust ("VI Trust"), and each separate series thereof, as set forth on Exhibit B-2 hereof (each such portfolio of the SA Trust and of the VI Trust being herein called a "Portfolio" or, together, the "Portfolios"), all of which Portfolios shall be made available to serve as underlying investment media for the Sub-Accounts.

WHEREAS, Western-Southern's Board of Directors has determined to establish an additional sub-account to be designated the Value Plus Sub-Account; and

WHEREAS, The Board of Trustees of the SA Trust and the VI Trust (together, the "Trusts") has amended and restated the Establishment and Designation of Series appended to each Trust's Declaration of Trust (the "Declaration") to add an additional series of Shares (as defined in the Declaration) of the Trusts, to be designated the Value Plus Portfolio;

NOW THERFORE, Exhibits A and B-2 to the Agreement are hereby amended, effective as of May 1, 1998, to read as set forth in Exhibits A and B to this Agreement, the sole change in Exhibit A being the addition of the Value Plus Sub-Account and the sole change in Exhibit B-2 being the addition of the Value Plus Portfolio.


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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


WESTERN-SOUTHERN LIFE ASSURANCE COMPANY



By: _____________________________________________
      William F. Ledwin
       Senior Vice President



By: _____________________________________________
       Donald J. Wuebbling
       Vice President

SELECT ADVISORS VARIABLE INSURANCE TRUST



By: ____________________________________________
       Edward G. Harness
       President

SELECT ADVISORS PORTFOLIOS



By: _____________________________________________
      Edward G. Harness
      President


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          Exhibit A to Amendment No. 1 to Fund Participation Agreement

                                    EXHIBIT A


Emerging Growth Sub-Account

International Equity Sub-Account

Balanced Sub-Account

Income Opportunity Sub-Account

Standby Income Sub-Account

Growth & Income Sub-Account

Bond Sub-Account

Value Plus Sub-Account



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          Exhibit B to Amendment No. 1 to Fund Participation Agreement

                                    EXHIBIT B


EXHIBIT B-1

Growth & Income II Portfolio

Bond II Portfolio



EXHIBIT B-2

Emerging Growth Portfolio

International Equity Portfolio

Balanced Portfolio

Income Opportunity Portfolio

Standby Income Portfolio

Value Plus Portfolio